UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1155, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2008, BioLargo, Inc. (the “Company”) engaged Charles K. Dargan, II to serve as its Chief Financial Officer for a term of one year, subject to earlier termination on 30 days’ notice. During the term, Mr. Dargan will receive a fee of $4,000 per month, which amount will be increased to $8,000 or more in months during which the Company files its periodic reports with the Securities and Exchange Commission.

In addition to the cash compensation specified above, Mr. Dargan will be issued stock options over the term, as follows:

•

an option to purchase 50,000 shares of the Company’s common stock, granted on February 1, 2008, at an exercise price equal to the closing price of a share of the Company’s common stock on the grant date, such option to vest in full 90 days after grant; and

•

options to purchase 10,000 shares of the Company’s common stock, each such option to be granted on the last day of each month commencing April 2008 and ending January 2009, provided that this Agreement has not been terminated prior to each such grant date, at an exercise price equal to the closing price of a share of the Company’s common stock on each grant date, each such option to be fully vested upon grant.

Mr. Dargan will be reimbursed for business expenses he incurs in connection with the performance of his services as the Company’s Chief Financial Officer. The agreement with Mr. Dargan also contains provisions regarding indemnification and arbitration of disputes.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective February 1, 2008, Dennis Calvert resigned as Chief Financial Officer of the Company. His successor, Charles K. Dargan II, was appointed by the Board of Directors of the Company effective February 1, 2008. Mr. Calvert will continue to serve as Chief Executive Officer, President and a director of the Company.

(c) Effective February 1, 2008, the Board of Directors appointed Charles K. Dargan, II as Chief Financial Officer of the Company, to succeed Dennis Calvert in that position. Mr. Dargan has been a member of the board of directors of Banks.com Inc, an American Stock Exchange-listed provider of search, advertising and financial services for the Internet, since May 2006. Since January 2003, Mr. Dargan has served as founder and principal of CFO 911, a provider of operational and managerial expertise, specifically in accounting and finance, to middle market companies. From March 2000 to the present, Mr. Dargan has been the chief financial officer of Semotus Solutions, Inc., an American Stock Exchange-listed wireless mobility software company since January 2001. Mr. Dargan also served as a director of Semotus from March 1999 to July 2002. From January 2007 through November 2007, Mr. Dargan also served as Chief Financial Officer of Save the World Air, Inc. Mr. Dargan also serves as a director of 411 Web Directory, Inc., Anchor Audio, Inc. and SingleTree Resources, Inc. Mr. Dargan received his B.A. degree in Government from Dartmouth College, and his M.B.A. degree and M.S.B.A. degree in Finance from the University of Southern California. The terms of Mr. Dargan’s engagement are described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

†10.1	Engagement Agreement dated February 1, 2008 between BioLargo, Inc. and Charles K. Dargan, II.

99.1	Press Release dated February 4, 2008

†	Management contract or compensatory plan, contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2008	BIOLARGO, INC.

	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer